UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                                 Date of report
                                November 24, 2004
                        (Date of earliest event reported)

                              CAVALIER HOMES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

               1-9792                                     63-0949734
               ------                                     ----------
    (Commission File Number)                   (IRS Employer Identification No.)


        32 Wilson Boulevard 100
             Addison, Alabama                                 35540
             ----------------                                 -----
  (Address of Principal Executive Offices)                   (Zip Code)

                                 (256) 747-9800
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.
                  ------------

         As previously reported, during the preparation of the Company's Quarterly Report on Form 10-Q for the period ended September 25, 2004, management of the Company determined that Statement of Financial Accounting Standards ("SFAS") No. 102, Statement of Cash Flows - Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale, requires separate presentation in the cash flow statement of transactions involving installment contracts originated for resale from those originated for investment. The Company has historically reported all installment loan activity as investing activities. The Company restated its Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001 (and for the 2004 and 2003 interim periods). As a result of the restatement, the Company identified a material weakness in its internal controls over financial reporting surrounding the preparation of the Consolidated Statements of Cash Flows, and has taken steps to improve the control processes surrounding the preparation and review of the Consolidated Statements of Cash Flows. Management assessed the magnitude of any actual or potential misstatement resulting from the changes described above and concluded that the magnitude of any actual or potential misstatement was limited to the classification of certain items in the "Cash Flows from Operating Activities" and "Cash Flows from Investing Activities" sections of the Consolidated Statements of Cash Flows and did not affect any other part of the Consolidated Statements of Cash Flows or any of the Company's other financial statements.

         During 2004, the Company has worked to document, test and assess its internal controls over financial reporting. The Company's procedures to date have identified certain gaps in its internal controls over financial reporting that the Company has either remediated or is in process of remediating; however, as documentation, testing and assessment are still ongoing, there is a possibility that we may not complete our procedures with sufficient time to remediate other deficiencies identified. Following the filing of the Company's third quarter report on Form 10-Q, the Audit Committee of the Company received a letter from Deloitte & Touche LLP, the Company's independent registered public accountant, dated November 3, 2004, in which the independent auditor expressed concern that the Company may not be able to complete, on a timely basis, its assessment of compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Based on the auditor's belief that the Company may not complete its internal control assessment, the independent auditor has also expressed the belief that the staff of the independent auditor will not be able to complete the work necessary to report on the Company's internal control as of December 31, 2004. Subsequent to the date the Audit Committee received this letter, the Securities and Exchange Commission acted on November 30, 2004 to extend by 45 days the deadline for inclusion of management's report on internal control and the accompanying attestation of the independent auditor in the Annual Report on Form 10-K of companies for which the market value of their outstanding common stock held by non-affiliates at the end of their second fiscal quarter was less than $700 million. While the Securities and Exchange Commission has extended the time period in which to file management's report on internal control, there has not been an accompanying extension of the period during which the Company can remediate internal control deficiencies it identifies in completing its assessment and testing, or that the auditors identify in their testing. Further, any new controls put in place must be in operation long enough prior to December 31, 2004 to enable the Company and its auditors to test and conclude on the operating effectiveness of the controls as of December 31, 2004. Therefore, the Company may not be in a position to report on its compliance under Section 404 as of December 31, 2004.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             CAVALIER HOMES, INC.
                                                 (Registrant)


Date: December 8, 2004          By          /s/ Michael R. Murphy
                                  ----------------------------------------------
                                                Michael R. Murphy
                                              Chief Financial Officer